Exhibit 99.1

                                     Signatures for Form 4

                                     Pfizer Inc.

                                     By /s/ Lawrence A. Fox
                                        ---------------------------------------
                                        Name: Lawrence A. Fox
                                        Title: Assistant Secretary
                                        Date: September 20, 2011

                                     Eclipse Acquisition Corp.

                                     By /s/ Susan Grant
                                        ----------------------------------------
                                        Name: Susan Grant
                                        Title: Assistant Secretary
                                        Date: September 20, 2011